Exhibit 4.4

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

$1,500,000,000 5.625% Senior Notes due 2021

REGISTRATION RIGHTS AGREEMENT

dated October 4, 2013

-i-

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is dated as of October 4, 2013, and is entered into by and among Hilton Worldwide Holdings Inc., a Delaware corporation (the “Company”), Hilton Worldwide Finance LLC, a Delaware limited liability company (the “Issuer”), a wholly-owned subsidiary of the Company (as defined below), Hilton Worldwide Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), a wholly-owned subsidiary of the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative (the “Representative”) of the several initial purchasers named on Annex A to the Purchase Agreement referenced below (collectively, the “Initial Purchasers”).

This Agreement is entered into in connection with the Purchase Agreement, dated as of September 20, 2013 (as supplemented by the joinder agreement dated the date hereof, the “Purchase Agreement”), by and among the Company, the Issuers and the Representative on behalf of the Initial Purchasers, which provides for, among other things, the sale by the Issuers to the Initial Purchasers of $1,500,000,000 in aggregate principal amount of the Issuers’ 5.625% Senior Notes due 2021 (the “Notes”). The Notes are issued under an indenture dated as of October 4, 2013 (such indenture, as amended or supplemented from time to time, the “Indenture”), by and among the Issuers, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The payment of principal, premium, Additional Interest (as defined in the Indenture), if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantees”), jointly and severally, (i) on and after the Issue Date, by the Company, and (ii) on and after the Completion Date (as defined in the Purchase Agreement), by each of the Issuer’s existing wholly owned domestic restricted subsidiaries (other than the Co-Issuer) that will guarantee the New Credit Facility (as defined in the Purchase Agreement). References to the “Securities” shall mean, collectively, the Notes and the Guarantees. The covenants and agreements of the Subsidiary Guarantors under this Agreement shall not become effective until consummation of the Refinancing (as defined in the Purchase Agreement) and the execution by the Subsidiary Guarantors of a joinder agreement to this Agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), at which time such covenants and agreements shall become effective as of the date hereof pursuant to the terms of the Joinder Agreement, and each of the Subsidiary Guarantors shall, without any further action by any person, become a party to this Agreement. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and, except as otherwise set forth herein, any subsequent holder or holders of the Securities on the terms, and subject to the conditions, set forth herein. The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations under the Purchase Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a) hereof.

Additional Interest Event: See Section 4(a) hereof.

Advice: See the last paragraph of Section 5 hereof.

Agreement: See the introductory paragraphs hereto.

Applicable Period: See Section 2(b) hereof.

Board: See Section 3(a) hereof.

Business Day: Shall have the meaning ascribed to such term in Rule 14d-1(g)(3) under the Exchange Act.

Co-Issuer: See the introductory paragraphs hereto.

Company: See the introductory paragraphs hereto.

Completion Date: Shall have the meaning ascribed to such term in the Purchase Agreement.

Effectiveness Period: See Section 3(a) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: See Section 2(a) hereof.

Exchange Notes Guarantees: See Section 2(a) hereof.

Exchange Offer: See Section 2(a) hereof.

Exchange Offer Registration Statement: See Section 2(a) hereof.

Exchange Securities: See Section 2(a) hereof.

FINRA: See Section 5(r) hereof.

Guarantees: See the introductory paragraphs hereto.

Guarantors: shall mean the Company, any Subsidiary Guarantors and any Guarantor’s successor that Guarantees the Notes.

Holder: Any holder of a Transfer Restricted Security or Transfer Restricted Securities, including, where applicable, each Participating Broker-Dealer.

Indenture: See the introductory paragraphs hereto.

Information: See Section 5(n) hereof.

Initial Purchasers: See the introductory paragraphs hereto.

Initial Shelf Registration: See Section 3(a) hereof.

Inspectors: See Section 5(n) hereof.

Issue Date: October 4, the date of original issuance of the Notes.

Issuer: See the introductory paragraphs hereto.

Issuers: See the introductory paragraphs hereto.

Notes: See the introductory paragraphs hereto.

Participant: See Section 7(a) hereof.

Participating Broker-Dealer: See Section 2(b) hereof.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

Private Exchange: See Section 2(b) hereof.

Private Exchange Notes: See Section 2(b) hereof.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraphs hereof.

Records: See Section 5(n) hereof.

Registration Statement: Any registration statement of the Issuers that covers any of the Securities, the Exchange Securities or the Private Exchange Notes (and the related Guarantees) filed with the SEC under the Securities Act, including, in each case, the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Representative: See the introductory paragraphs hereto.

Rule 144: Rule 144 under the Securities Act.

Rule 144A: Rule 144A under the Securities Act.

Rule 405: Rule 405 under the Securities Act.

Rule 415: Rule 415 under the Securities Act.

Rule 424: Rule 424 under the Securities Act.

SEC: The U.S. Securities and Exchange Commission.

Securities: See the introductory paragraphs hereto.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Shelf Notice: See Section 2(c) hereof.

Shelf Registration: See Section 3(b) hereof.

Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.

Shelf Suspension Period: See Section 3(a) hereof.

Subsequent Shelf Registration: See Section 3(b) hereof.

Subsidiary Guarantors: shall mean any subsidiary of the of the Company that issues a Guarantee under the Indenture after the date of this Agreement.

TIA: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note (and the related Guarantees) upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Securities as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Note (and the related Guarantees) has been declared effective by the SEC and such Security, Exchange Security or such Private Exchange Note (and the related Guarantees), as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or Private Exchange Note (and the related Guarantees), as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) the later of (x) the date which is two years after the date the Securities were originally issued and (y) the date upon which such Security, Exchange Security or Private Exchange Note (and the related Guarantees), as the case may be, has been resold in compliance with Rule 144.

Trustee: The trustee under the Indenture and the trustee under any indenture (if different) governing the Exchange Securities and Private Exchange Notes (and the related Guarantees).

Underwritten registration or underwritten offering: A registration in which securities of the Issuers are sold to one or more underwriters for reoffering to the public.

Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, “Regulatory Requirements”) shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

2.	Exchange Offer

(a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, each of the Issuers and the Guarantors shall, at their sole expense, use their respective commercially reasonable efforts to prepare and file with the SEC one or more Registration Statements (each, an “Exchange Offer Registration Statement”) on an appropriate registration form with respect to a registered offer (the “Exchange Offer”) to exchange any and all of the Transfer Restricted Securities for a like aggregate principal amount of debt securities of the same series of the Issuers (such debt securities, the “Exchange Notes”), guaranteed, to the extent applicable, on a senior unsecured basis by the Guarantors, (the “Exchange Notes Guarantees” and, together with the Exchange Notes, the “Exchange Securities”), that are substantially identical in all material respects to the Notes except that the Exchange Notes (i) shall contain no restrictive legend thereon, (ii) shall accrue interest from (A) the later of (x) the last date on which interest was paid on such Notes or (y) if such Notes are surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (B) if no such interest has been paid, from the Issue Date and (iii) shall be entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA. The Issuers and the Guarantors shall use their respective commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective. Upon an Exchange Offer Registration Statement being declared effective, the Issuers and the Guarantors shall commence the Exchange Offer. The Exchange Offer shall comply with all applicable tender offer rules and regulations under the Exchange Act and other applicable federal and state securities laws. The Issuers and the Guarantors shall use their respective commercially reasonable efforts to (x) keep the Exchange Offer open for at least 20 Business Days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (y) consummate the Exchange Offer on or prior to the 450th day following the Issue Date.

Each Holder (including, without limitation, each Participating Broker-Dealer) that participates in the Exchange Offer, as a condition to participation in the Exchange Offer, will be required to represent to the Issuers in writing (which may be contained in the applicable letter of transmittal) substantially to the effect that: (i) any Exchange Securities acquired in exchange for Transfer Restricted Securities tendered are being acquired in the ordinary course of business of the Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement or consummation of the Exchange Offer neither such Holder nor, to the actual knowledge of such Holder, any other Person receiving Exchange Securities from such Holder, has an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act; (iii) neither the Holder nor, to the knowledge of such Holder, any other Person receiving Exchange Securities from such Holder is an “affiliate” (as defined in Rule 405) of either the Issuer or any Guarantor; (iv) if such Holder is not a broker-dealer, neither such Holder nor, to the knowledge of such Holder, any other Person receiving Exchange Securities from such Holder, is engaging in or intends to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker Dealer, such Holder has acquired the Transfer Restricted Securities for its own account in exchange for Securities that were acquired as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder). In addition, all Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s and the Issuers’ preparations for the Exchange Offer.

Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Transfer Restricted Securities that are Private Exchange Notes (and the related Guarantees), Exchange Securities as to which Section 2(c)(iv) hereof is applicable and Exchange Securities held by Participating Broker-Dealers, and the Issuers and the Guarantors shall have no further obligation to register Transfer Restricted Securities (other than Private Exchange Notes (and the related Guarantees) and Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

(b) The Company shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution,” which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a “Participating Broker Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.

Each of the Issuers and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days, such period as extended, if at all, pursuant to the last paragraph of Section 5 hereof (the “Applicable Period”).

If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them that have the status of an unsold allotment in the initial distribution, the Issuers, upon the written request of the Initial Purchasers, shall simultaneously with the delivery of the Exchange Notes issue and deliver to the Initial Purchasers, in exchange (the “Private Exchange”) for such Notes held by any such Initial Purchaser, a like principal amount of notes (the “Private Exchange Notes”) of the Issuers, guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the placement of a restrictive legend on such Private Exchange Notes. The Private Exchange Notes shall be issued pursuant to the same indenture as the Exchange Notes and bear the same CUSIP number as the Exchange Notes if permitted by the CUSIP Service Bureau.

In connection with the Exchange Offer, the Issuers and the Guarantors shall:

(1) send, or cause to be sent, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) use their respective commercially reasonable efforts to keep the Exchange Offer open for not less than 20 Business Days from the date that notice of the Exchange Offer is sent to Holders (or longer if required by applicable law);

(3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York or in Wilmington, Delaware;

(4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer remains open; and

(5) otherwise comply in all material respects with all laws, rules and regulations applicable to the Exchange Offer.

As soon as practicable after the close of the Exchange Offer and any Private Exchange, the Issuers and the Guarantors shall:

(1) accept for exchange all Transfer Restricted Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and any Private Exchange;

(2) deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

(3) cause the Trustee to authenticate and deliver promptly to each Holder of Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than (i) that the Exchange Offer or Private Exchange, as the case may be, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) that no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which, in the Company’s judgment, might materially impair the ability of the Issuers and the Guarantors to proceed with the Exchange Offer or the Private Exchange, and, in the Company’s judgment, no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuers and the Guarantors; (iii) that all governmental approvals shall have been obtained, which approvals the Company deems necessary for the consummation of the Exchange Offer or Private Exchange and (iv) the accuracy of customary representations of the Holders and other representations as may reasonably be necessary under applicable SEC rules, regulations or interpretations, the satisfaction by the Holders of customary conditions relating to the delivery of Securities and the execution and delivery of customary documentation relating to the Exchange Offer.

The Exchange Securities and the Private Exchange Notes (and related guarantees) shall be issued under (i) the Indenture or (ii) an indenture substantially identical in all material respects to the Indenture and which, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that the Exchange Securities shall not be subject to the transfer restrictions set forth in the Indenture. The Indenture or such other indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

(c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers or the Guarantors are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated by the 450th day following the Issue Date, (iii) any holder of Private Exchange Notes so requests in writing to the Company at any time within 30 days after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers or any Guarantor within the meaning of the Securities Act) and so notifies the Company within 30 days after such Holder first becomes aware of such restrictions (but in any event no later than 30 days after the consummation of the Exchange Offer), in the case of each of clauses (i) through (iv) of this sentence, then the Issuers and the Guarantors shall promptly deliver to the Trustee (to deliver to the Holders) written notice thereof (the “Shelf Notice”) and shall file a Shelf Registration pursuant to Section 3 hereof.

3.	Shelf Registration

If at any time a Shelf Notice is delivered as contemplated by Section 2(c) hereof, then:

(a) Shelf Registration. The Issuers and the Guarantors shall, at their sole expense, use their respective commercially reasonable efforts to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the “Initial Shelf Registration”) as soon as practicable after the filing obligation arises. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings).

The Issuers and the Guarantors shall use their respective commercially reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act promptly, and to keep the Initial Shelf Registration continuously effective under the Securities Act until the earliest of (i) the date that is one year following its effective date and (ii) the date upon which all Transfer Restricted Securities have been sold thereunder; provided that the Issuers and the Guarantors shall have no obligation to file or maintain a Shelf Registration after the second anniversary of the Issue Date if at such time all of the Securities covered by such Shelf Registration (except for Securities held by an affiliate of the Company) are eligible for resale under Rule 144, without regard to volume, manner of sale or other restrictions contained in Rule 144 under the Securities Act (or any successor rule) (the “Effectiveness Period”). Notwithstanding anything to the contrary in this Agreement, at any time, the Company may delay the filing of any Shelf Registration or delay or suspend the effectiveness thereof, for a reasonable period of time, but not in excess of 60 consecutive days or more than three (3) times during any calendar year (each, a “Shelf Suspension Period”), if the Board of Directors of either Issuer or a similar governing body of any parent company of either Issuer (each, a “Board”) determines reasonably and in good faith that the filing of any such Initial Shelf Registration or the continuing effectiveness thereof would require the disclosure of non-public material information that, in the reasonable judgment of such Board, would be detrimental to either Issuer if so disclosed or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction or such action is required by applicable law. Any Shelf Suspension Period pursuant to this Section 3(a) shall begin on the date specified in a written notice given by the Company to the Holders and shall end on the date specified in a subsequent written notice given by the Company to the Holders.

(b) Withdrawal of Stop Orders; Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than in the case of Shelf Suspension Period(s) permitted by this Agreement and other than because of the sale of all of the Securities registered thereunder), the Issuers and the Guarantors shall use their respective commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall file an additional Shelf Registration Statement pursuant to Rule 415 covering all of the Transfer Restricted Securities covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a “Subsequent Shelf Registration”). If a Subsequent Shelf Registration is filed, the Issuers and the Guarantors shall use their respective commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein, the term “Shelf Registration” means the Initial Shelf Registration and any Subsequent Shelf Registration.

(c) Supplements and Amendments. The Issuers and the Guarantors shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or, if reasonably requested by any underwriter of such Transfer Restricted Securities, with respect to the information included therein with respect to such underwriter.

4.	Additional Interest

(a) The Issuers, the Guarantors and the Initial Purchasers agree that the Holders will suffer damages if the Issuers and the Guarantors fail to fulfill their obligations under Section 2 or Section 3 hereof, as further specified in this Section 4, and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers and the Guarantors agree to pay, jointly and severally, as liquidated damages, additional interest on the Notes (“Additional Interest”) if (A) the Issuers and the Guarantors have neither (i) exchanged Exchange Securities for all Transfer Restricted Securities validly tendered in accordance with the terms of the Exchange Offer nor (ii) had a Shelf Registration Statement declared effective, in either case on or prior to the 450th day after the Issue Date, or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the Transfer Restricted Securities registered thereunder) (each such event referred to in clauses (A) and (B), an “Additional Interest Event”), then Additional Interest shall accrue on the principal amount of the Notes then outstanding (but, following the consummation of the Exchange Offer, only on the principal amount of such Notes that could not be exchanged or were not exchanged as specified in Section 2(c) hereof) at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Additional Interest Event (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (such Additional Interest to be calculated by the Issuers) commencing on the (x) 451st day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective in the case of clause (B) above; provided, however, that upon the exchange of the Exchange Securities for all Transfer Restricted Securities tendered (in the case of clause (A) of this Section 4(a)), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of clause (B) of this Section 4(a)) or if the Notes otherwise no longer constitute Transfer Restricted Securities, Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. The obligation of the Issuers and the Guarantors to pay Additional Interest as set forth in this Section 4 shall be the sole and exclusive monetary remedy of the Holders and Participating Broker-Dealers for any Additional Interest Event. Notwithstanding anything to the contrary herein, (i) the amount of Additional Interest payable shall not increase because more than one Additional Interest Event has occurred and is continuing, (ii) a Holder or Participating Broker-Dealer that is not entitled to the benefits of the Shelf Registration shall not be entitled to Additional Interest with respect to any Additional Interest Event that pertains to the Shelf Registration and (iii) the Issuers and the Guarantors shall not be obligated to pay Additional Interest provided in this Section 4 during a Shelf Suspension Period permitted by Section 3(a) hereof.

(b) The Issuers shall notify the Trustee within five Business Days after the occurrence of an Additional Interest Event in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause (a) of this Section 4 will be payable in cash semiannually on each April 15 and October 15 (to the Holders of record on the April 1 and October 1 immediately preceding such dates), in each case commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by the Issuers by multiplying the applicable Additional Interest rate by the applicable principal amount of the Transfer Restricted Securities entitled to such Additional Interest (as determined pursuant to Section 4(a) hereof), multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuers and the Guarantors shall use their respective commercially reasonable efforts to effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers and the Guarantors hereunder, the Issuers and the Guarantors shall:

(a) Use their respective commercially reasonable efforts to prepare and file with the SEC, a Registration Statement or Registration Statements as prescribed by Section 2 or 3 hereof, and use their respective commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuers have received prior written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers and the Guarantors shall furnish to and afford counsel for the Holders of the Transfer Restricted Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof), which shall be a single firm and which shall be Davis Polk & Wardwell LLP or such other firm selected by the Holders holding a majority in principal amount of the Registrable Securities covered by such Registration Statement or counsel for such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, and counsel to the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least three Business Days prior to such filing). The Issuers and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object.

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus in all material respects. The Issuers and the Guarantors shall be deemed not to have used their respective commercially reasonable efforts to keep a Registration Statement effective if they voluntarily take any action that is reasonably expected to result in selling Holders of the Transfer Restricted Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Transfer Restricted Securities or such Exchange Securities during that period unless such action is required by applicable law or permitted by this Agreement.

(c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuers have received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Transfer Restricted Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within three Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers and the Guarantors, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuers and the Guarantors contained in any agreement (including any underwriting agreement) contemplated by Section 5(m) hereof cease to be true and correct in all material respects, (iv) of the receipt by the Issuers and the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuers’ determination that a post-effective amendment to a Registration Statement would be appropriate.

(d) Use their respective commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction.

(e) If a Shelf Registration is filed pursuant to Section 3 hereof and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any) or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders or counsel for either of them reasonably request to be included therein and (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers and the Guarantors have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment.

(f) If (l) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Transfer Restricted Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, upon request and at the sole expense of the Issuers and the Guarantors, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

(g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Transfer Restricted Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers and the Guarantors, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers and the Guarantors hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

(h) Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use their respective commercially reasonable efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Issuers and the Guarantors agree to use their respective commercially reasonable efforts to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Issuers and the Guarantors shall not be required to (A) qualify generally to do business in any jurisdiction where they are not then so qualified, (B) take any action that would subject them to general service of process in any such jurisdiction where they are not then so subject or (C) subject themselves to taxation in excess of a nominal dollar amount in any such jurisdiction where they are not then so subject.

(i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Transfer Restricted Securities to be in such denominations (subject to applicable requirements contained in the Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j) [Reserved].

(k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by Section 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference so that (but only to such an extent that), as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) Prior to the effective date of the first Registration Statement relating to the Transfer Restricted Securities, (i) if then in certificated form, provide the Trustee with certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Transfer Restricted Securities.

(m) In connection with any underwritten offering of Transfer Restricted Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities (including, without limitation, a customary condition to the obligations of the underwriters that the underwriters shall have received “cold comfort” letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of the Company, or of any business acquired by the Company, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Securities), and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuers and the Guarantors (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when reasonably requested; (ii) use their respective commercially reasonable efforts to obtain the written opinions of counsel to the Issuers and the Guarantors, and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings (it being agreed that Simpson Thacher & Bartlett LLP is deemed to be counsel that is reasonably acceptable); and (iii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures requested by the underwriters or no less favorable to the sellers than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(n) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Transfer Restricted Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney (which shall be a single firm and which shall be Davis Polk & Wardwell LLP or such other firm selected by the Holders holding a majority in principal amount of the Registrable Securities covered by such Registration Statement), accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the “Inspectors”), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of each of the Issuers and the Guarantors and subsidiaries of each of the Issuers and the Guarantors (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and the Guarantors and any of their respective subsidiaries to supply, during reasonable business hours, all information (“Information”) reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential, to use the Records and Information only to the extent necessary for due diligence purposes under applicable securities laws, to abstain from using the Information as the basis for any market transactions in Securities of the Company or the Issuers (or for any purpose other than the satisfaction of its due diligence responsibilities in connection with such Shelf Registration or Exchange Offer Registration Statement, as applicable) and that it will not disclose any of the Records or Information that the Issuers and the Guarantors determine, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Registration Statement or Prospectus (in the case of any Prospectus, considered in the light of the circumstances under which it was made), (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is necessary or advisable, in the reasonable opinion of counsel for any Inspector, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than as a result of a disclosure or failure to safeguard such Records and Information by an Inspector or an “affiliate” (as defined in Rule 405) thereof; provided, that the foregoing gathering of Records and Information by the Inspectors shall, to the greatest extent possible, be coordinated on behalf of Holders and any other parties entitled thereto (including any Participating Broker-Dealers) by one counsel designated by them; and provided, further, that prior written notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information.

(o) Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Transfer Restricted Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Transfer Restricted Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(p) Comply in all material respects with all applicable rules and regulations of the SEC, and make generally available to their securityholders with regard to any applicable Registration Statement a consolidated earning statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) for the 12-month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the first Registration Statement required by this Agreement; provided that this requirement shall be deemed satisfied by the Company and the Issuers by complying with the applicable reporting covenant of the Indenture.

(q) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Transfer Restricted Securities by Holders to the Issuers (or to such other Person as directed by the Issuers), in exchange for the Exchange Securities or the Private Exchange Notes (and the related Guarantees), as the case may be, if then in certificated form, the Issuers shall mark, or cause to be marked, on such Transfer Restricted Securities that such Transfer Restricted Securities are being cancelled in exchange for the Exchange Securities or the Private Exchange Notes (and the related Guarantees), as the case may be; in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

(r) Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”)), participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with FINRA.

(s) Use their respective commercially reasonable efforts to take all other steps reasonably necessary to effect the registration of the Exchange Securities and/or Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

The Issuers may require each seller of Transfer Restricted Securities as to which any registration is being effected to furnish to the Issuers in writing such information regarding such seller and the distribution of such Transfer Restricted Securities as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Transfer Restricted Securities of any seller so long as such seller fails to furnish such information in writing within a reasonable time after receiving such request. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly in writing to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuers, then such Holder shall have the right to require (to the extent not objected to by the SEC) (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by its acquisition of such Transfer Restricted Securities or Exchange Securities to be sold by such Participating Broker Dealer, as the case may be, that, upon actual receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder shall forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the “Advice”) by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Transfer Restricted Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

6.	Registration Expenses

(a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers and the Guarantors of their obligations under Sections 2, 3, 5 and 8 hereof shall be borne by the Issuers and the Guarantors, jointly and severally, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Securities and determination of the eligibility of the Transfer Restricted Securities or Exchange Securities for investment under the laws of such jurisdictions in the United States (x) where the Holders of Transfer Restricted Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Transfer Restricted Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement, or in respect of Transfer Restricted Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) fees and expenses of the Trustee and any exchange agent retained by the Issuers and the Guarantors and their counsel, (iv) fees and disbursements of counsel for the Issuers and the Guarantors and, in the case of a Shelf Registration, subject to Section 6(b), reasonable fees and disbursements of one firm of counsel, plus one local counsel (if necessary) in each applicable jurisdiction for all of the sellers of Transfer Restricted Securities selected by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities covered by such Shelf Registration (which counsel shall be reasonably satisfactory to the Company) exclusive of any counsel retained pursuant to Section 7 hereof) and (v) fees and disbursements of all independent certified public accountants referred to in Section 5(m) hereof (including, without limitation, the expenses of any “cold comfort” letters required by or incident to such performance).

(b) In connection with any Registration Statement required by this Agreement (other than the Exchange Offer Registration Statement), the Issuers and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being resold pursuant to the “Plan of Distribution” contained in the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

7.	Indemnification and Contribution.

(a) The Issuers and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Transfer Restricted Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Participant”) against any losses, claims, damages or liabilities, joint or several, to which any Participant may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the either Issuer or any of the Guarantors shall have furnished any amendments or supplements thereto); or

(ii) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if either Issuer or any of the Guarantors shall have furnished any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein (in the case of any such Prospectus, in the light of the circumstances under which such statement was made) not misleading;

and agree (subject to the limitations set forth in the proviso to this sentence) to reimburse, as incurred, the Participant for any reasonable legal or other expenses incurred by the Participant in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, neither the Issuers nor the Guarantors will be liable in any case under this Section 7(a) to the extent that any such loss, claim, damage, or liability (A) arises out of or is based upon any untrue statement or omission or alleged untrue statement or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if either Issuer or any of the Guarantors shall have furnished any amendments or supplements thereto) or any amendment or supplement thereto in reliance upon and in conformity with written information relating to any Participant furnished to the Issuers or the Guarantors by such Participant specifically for use therein or (B) arising from an offer or sale of Securities or Exchange Securities occurring during a Shelf Suspension Period by a Holder or Participating Broker-Dealer to whom the Issuers theretofore provided notice thereof pursuant to Section 5(c) hereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuers or the Guarantors may otherwise have to the indemnified parties. The Issuers and the Guarantors shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by the Issuers and the Guarantors, which consent shall not be unreasonably withheld.

(b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuers, the Guarantors, their respective directors (or equivalent), officers, representatives, agents and employees and each person, if any, who controls either Issuer or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuers, the Guarantors or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus or any amendment or supplement thereto, (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading (in the case of any such Prospectus, in the light of the circumstances under which such statements were made), in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or alleged omission was made in reliance upon and in conformity with written information concerning such Participant furnished to the Issuers or the Guarantors by or on behalf of such Participant specifically for use therein or (iii) an offer or sale of Securities or Exchange Securities occurring during a Shelf Suspension Period by a Holder or Participating Broker-Dealer to whom the Issuers theretofore provided notice thereof pursuant to Section 5(c) hereof; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Issuers, the Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. A Participant shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such Participant, which consent shall not be unreasonably withheld.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel in each applicable jurisdiction) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel in each applicable jurisdiction) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel in each applicable jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (based on the advice of counsel to the indemnified party); (ii) such action includes both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or separate but related or substantially similar proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm (in addition to one local counsel in each applicable jurisdiction) representing the indemnified parties under paragraph (a) or paragraph (b) of this Section 7, as the case may be, who are parties to such action or actions. Any such separate firm for any Participants shall be designated in writing by Participants who sold a majority in interest of the Transfer Restricted Securities and Exchange Securities sold by all such Participants, in the case of paragraph (a) of this Section 7, or the Company, in the case of paragraph (b) of this Section 7. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to, or any admission of, fault, culpability or failure to act by or on behalf of any indemnified party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred and following a written request therefor.

(d) After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the third sentence of paragraph (c) of this Section 7, or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

(e) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) (other than for the reasons specified in Section 7(a) or 7(b) hereof, including by virtue of the failure of an indemnified party to notify the indemnifying party of its right to indemnification pursuant to paragraph (a) or (b) of this Section 7, where such failure materially prejudices the indemnifying party (through the forfeiture of substantial rights or defenses)), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other, from the offering of the Securities, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Participants, on the other, shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) of the Securities received by the Issuers bear to the total discounts and commissions received by the Participants in connection with the initial sale of the Securities by the Issuers (or if such Participant did not receive a discount from the Issuers with respect to the initial sale of the Securities by the Issuers, the net proceeds received by such Participant from the sale of Securities, Exchange Securities or Private Exchange Notes pursuant to such Registration Statement). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Participants, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (e). Notwithstanding any other provision of this paragraph (e), no Participant shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation or net proceeds, as applicable, on the sale of Securities received by such Participant in connection with the sale of the Securities, less the aggregate amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (e), each person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director, member or manager, as applicable, of each of the Issuers and the Guarantors, each officer of each of the Issuers and the Guarantors, and each person, if any, who controls each of the Issuers and the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers and the Guarantors.

8.	Rule 144A

The Issuers and the Guarantors covenant and agree that they will use their respective commercially reasonable efforts to file the reports required to be filed by them under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuers and the Guarantors are not required to file such reports and do not otherwise file such reports pursuant to the terms of the Indenture, the Issuers and the Guarantors shall, upon the request of any Holder or beneficial owner of Transfer Restricted Securities, make available the information required by Rule 144A(d)(4) under the Securities Act in order to permit sales pursuant to Rule 144A.

9.	Underwritten Registrations.

The Issuers and the Guarantors shall not be required to assist in an underwritten offering unless requested by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities. If any of the Transfer Restricted Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering; provided that such investment banker or investment bankers and manager or managers shall be reasonably acceptable to the Company.

No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.	Miscellaneous

(a) No Inconsistent Agreements. None of the Issuers or the Guarantors have as of the date hereof entered, and none of the Issuers or the Guarantors shall after the date of this Agreement enter, into any agreement with respect to any of the Issuers’ securities that is inconsistent with the rights granted to the Holders of Transfer Restricted Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers’ other issued and outstanding securities, if any, under any such agreements.

(b) Adjustments Affecting Transfer Restricted Securities. The Issuers and the Guarantors shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Issuers and the Guarantors to consummate the Exchange Offer on the terms specified herein or effect any Shelf Registration required by this Agreement.

(c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuers and the Guarantors, and (II) (A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Notes held by all Participating Broker-Dealers; provided, however, that Section 7 hereof and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Transfer Restricted Securities or Exchange Securities, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement; provided, further, that no consent is necessary from any Holder or Participating Broker-Dealer in the event that this Agreement is amended, modified or supplemented for the purpose of curing any ambiguity, defect or inconsistency that does not adversely affect the rights of any Holder or Participating Broker-Dealer (as applicable). Notwithstanding the foregoing, (A) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose Securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered and (B) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose Securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being sold pursuant to such Registration Statement.

(d) Joinder Agreement. On or prior to the Completion Date, each Subsidiary Guarantor shall execute and deliver a Joinder Agreement, substantially in the form attached hereto as Exhibit A, pursuant to which such Subsidiary Guarantor shall become a party to this Agreement on and as of the Completion Date, and shall deliver an executed copy thereof to the Initial Purchasers.

(e) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

(i) If to a Holder of the Transfer Restricted Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Facsimile: (212) 901-7867

Attention: Legal Department

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: (212) 701-5800

Attention: Michael Kaplan and John B. Meade

(ii) If to the Initial Purchasers, at the address specified in Section 10(e)(i) hereof;

(iii) If to the Issuers or any of the Guarantors, at the address as follows:

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Facsimile: (703) 883-6188

Attention: Kristin Campbell, Executive Vice President and General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Facsimile: (212) 455-2502

Attention: Edward P. Tolley III and Igor Fert

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and upon receipt of confirmation, if sent by facsimile.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder; and provided, further, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the Indenture.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their respective commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Notes Held by an Issuer or Any of the Guarantors or Any of Their Respective Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by either the Issuers or any of the Guarantors or any of their respective controlled affiliates (as such term is defined in Rule 405) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l) Third-Party Beneficiaries. Holders of Transfer Restricted Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons to the extent necessary to protect the rights of the Holders hereunder.

(m) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders and Initial Purchasers, on the one hand, and the Issuers and the Guarantors, on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Christopher Nassetta
Name: Christopher Nassetta
Title: CEO and President

HILTON WORLDWIDE FINANCE LLC

By:	/s/ Kevin Jacobs
Name: Kevin Jacobs
Title: EVP and CFO

HILTON WORLDWIDE FINANCE CORP.

By:	/s/ Sean Dell’Orto
Name: Sean Dell’Orto
Title: SVP and Treasurer

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Acting on behalf of itself and as a Representative of the several Initial Purchasers

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Edward Martin
Name: Edward Martin
Title: Director

[Signature Page to Registration Rights Agreement]

Exhibit A

Form of Joinder Agreement

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

$1,500,000,000 of 5.625% Senior Notes due 2021

WHEREAS, Hilton Worldwide Holdings Inc., a Delaware corporation, Hilton Worldwide Finance LLC, a Delaware limited liability company (the “Issuer”), Hilton Worldwide Finance Corp., a Delaware corporation (the “Co-Issuer,” and together with the Issuer, the “Issuers”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”), for itself and the other Initial Purchasers described in the Registration Rights Agreement referenced below (the “Initial Purchasers”), heretofore executed and delivered a Registration Rights Agreement, dated as of October 4, 2013 (the “Registration Rights Agreement”), pursuant to which each of the Issuers and the Guarantors agreed, under certain circumstances, to file a registration statement with the SEC registering an exchange offer for the Notes and/or the resale of the Issuers’ 5.625% Senior Notes due 2021 under the Securities Act; and

WHEREAS, in connection therewith, each Subsidiary Guarantor (as defined in the Registration Rights Agreement) that was originally not a party thereto has agreed to join in the Registration Rights Agreement pursuant to this agreement (this “Joinder Agreement”) on the Completion Date.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.

NOW, THEREFORE, each Subsidiary Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Registration Rights Agreement and acknowledges and agrees with the Initial Purchasers that by its execution and delivery hereof it shall: (i) join and become a party to the Registration Rights Agreement; (ii) be bound by all covenants, agreements and acknowledgements applicable to a Subsidiary Guarantor in the Registration Rights Agreement as if made by, and with respect to, such party as set forth in and in accordance with the terms of the Registration Rights Agreement; and (iii) perform all obligations and duties of a Subsidiary Guarantor in accordance with the Registration Rights Agreement.

2. Representations and Warranties. The undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all requisite corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Joinder Agreement and it has duly and validly taken all necessary action for the consummation of the transactions contemplated hereby and by the Registration Rights Agreement.

3. Counterparts. This Joinder Agreement may be executed in two or more counterparts each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Joinder Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart thereof.

4. Amendments. No amendment, modification or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the parties thereto.

5. Headings. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Joinder Agreement.

6. GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this agreement this      day of              2013.

SUBSIDIARY GUARANTORS:	[ ]

By:
Name:
Title:

The foregoing Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:
Name:
Title:

[Signature Page to the Joinder Agreement to the Registration Rights Agreement]